*090301*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| | 20100926378-08 |
| Ross Miller | Filing Date and Time |
| Secretary of State | 12/15/2010 9:40 AM |
| State of Nevada | Entity Number |
| | C1842-2004 |

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Lotus Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of common stock, par value $0.001
10,000,000 shares of preferred stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock, par value $0.001
10,000,000 shares of preferred stock, par value $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Every 2 shares of issued and outstanding common stock shall be surrendered and exchanged for 1 share of newly issued common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares to be rounded up.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

11. 24. 2010.

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*